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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 22, 2001

                       PEGASUS COMMUNICATIONS CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)




   Delaware                      0-32383                      23-3070336
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 (State or Other               (Commission                  (IRS Employer
 Jurisdiction of               File Number)              Identification No.)
  Incorporation)


      c/o Pegasus Communications Management Company, 225 City Line Avenue,
                   Suite 200, Bala Cynwyd, Pennsylvania 19004
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 888-438-7488
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          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events.
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         On June 22, 2001, DirecTV brought suit against the Company and Golden
Sky Systems, Inc. in Los Angeles County Superior Court for breach of contract and common counts. The lawsuit pertains to the Seamless Marketing Agreement dated August 9, 2000, as amended, between DirecTV, on the one hand, and the Company and Golden Sky Systems, Inc., on the other hand. Pursuant to the terms of that agreement, the parties agreed upon arrangements relating to the marketing activities of DirecTV retailers and distributors in territories of the Company and Golden Sky Systems, Inc. DirecTV asserts that the Company and Golden Sky have not made certain payments due under the agreement. Prior to the filing of DirecTV's complaint, the Company asserted in correspondence to DirecTV that DirecTV was in breach of the agreement in numerous respects, and demanded that DirecTV cure those breaches.








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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              PEGASUS COMMUNICATIONS CORPORATION


                                              By: /s/ Scott A. Blank
                                                  ------------------------------
                                                  Scott A. Blank
                                                  Senior Vice President

June 25, 2001